  As filed with the Securities and Exchange Commission on September 29, 2000

                                                   Registration No.  333-_______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ____________________

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                             ____________________

                                SONICWALL, INC.

            (Exact name of registrant as specified in its charter)

           California                                   77-0270079
     (State of incorporation)             (I.R.S. Employer Identification No.)


                              1160 Bordeaux Drive
                         Sunnyvale, California  94089
             (Address of principal executive offices and zip code)

                             ____________________

                            1998 Stock Option Plan

                           (Full title of the Plan)

                             ____________________

                                Sreekanth Ravi
                Chairman, President and Chief Executive Officer
                                SONICWALL, INC.
                              1160 Bordeaux Drive
                          Sunnyvale, California 94089
                                (408) 745-9600
(Name, address and telephone number, including area code, of agent for service)

                             ____________________

                                   Copy to:

                            Jerrold F. Petruzzelli
                        Manatt, Phelps & Phillips, LLP
                        1001 Page Mill Road, Building 2
                          Palo Alto, California 94304
                                (650) 812-1300


============================================================================================================================
                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                              Proposed                  Proposed
   Title of Securities to be          Maximum Amount           Maximum                   Maximum              Amount of
           Registered              to be Registered (1)     Offering Price              Aggregate          Registration Fee
                                                               Per Share              Offering Price
-------------------------------    --------------------    -------------------     -------------------    -------------------
1998 Stock Option Plan
    Common Stock, no par value       1,894,030 shares             $28.625 (2)             $54,216,608                $14,314

       TOTAL                         1,894,030 shares                                     $54,216,608                $14,314

_______________

(1) This Registration Statement shall also cover an indeterminate number of additional shares of Common Stock which may become issuable under the Plan being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) and 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, based on the average of the high and low selling prices per share of Registrant's Common Stock on September 27, 2000, as reported by the Nasdaq National Market.

                                    PART I

Item 1:  Plan Information.

     Not required to be filed with this Registration Statement.

Item 2:  Registrant Information and Employee Plan Annual Information.

     Not required to be filed with this Registration Statement.

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registration Statement on Form S-8 (File No. 333-92619) filed on December 13, 1999.

     (b) The Registrant's final prospectus filed on March 20, 2000 pursuant to Rule 424(b) of the Securities Act, as amended, in connection with its Registration Statement on Form S-1 (File No. 333-30912), which contains audited financial statements for the Registrant's latest fiscal year for which statements have been filed.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934 on October 19, 1999, including any amendment or report filed for the purpose of updating such description.

     All other reports subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such reports.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Certain legal matters with respect to the legality of the issuance of the common stock registered hereby will be passed upon for the Registrant by Manatt, Phelps & Phillips, LLP in Palo Alto, California. As of the date of this Registration Statement, attorneys of Manatt, Phelps

& Phillips, LLP beneficially own or control an aggregate of 159,000 shares of the Registrant's common stock.

Item 6.  Indemnification of Directors and Officers.

     Not required to be filed with this Registration Statement.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

Exhibit No.
----------

     4.1 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-85997, originally filed with the commission on August 27, 1999, as subsequently amended (the "Form S-1").

     4.2 Registrant's Restated Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

     4.3 Registrant's specimen stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

     5.1  Opinion of Manatt, Phelps & Phillips, LLP.

     23.1 Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

     23.2 Consent of PricewaterhouseCoopers LLP independent accountants.

     24.1 Power of Attorney (see page II-3).

     99.1 Registrant's 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Form S-1).

_____________________

Item 9.  Undertakings.

     Not required to be filed with this Registration Statement.



                          [ Signature Pages Follow ]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 29th day of September 2000.

                                         SONICWALL, INC.

                                      By: /s/ Sreekanth Ravi
                                          --------------------------
                                          Chairman, President and
                                          Chief Executive Officer


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sreekanth Ravi and Michael J. Sheridan, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he might or could do in person, and ratifying and confirming all that the attorneys-in-fact and agents, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                              Title                                 Date
        ---------                              -----                                 ----
 /s/ Sreekanth Ravi                   President, Chief Executive               September 29, 2000
----------------------------
Sreekanth Ravi                        Officer and Director (Principal
                                      Executive Officer)


 /s/ Sudhakar Ravi                    Chief Technical Officer and              September 29, 2000
----------------------------
Sudhakar Ravi                         Director


 /s/ Charles Kissner                  Director                                 September 29, 2000
----------------------------
Charles Kissner


 /s/ Robert M. Williams               Director                                 September 29, 2000
----------------------------
Robert M. Williams


 /s/ David Shrigley                   Director                                  September 29, 2000
----------------------------
David Shrigley


 /s/ Michael J. Sheridan              Vice President, Finance and Chief         September 29, 2000
----------------------------          Financial Officer and Secretary
Michael J. Sheridan                   (Principal Financial and
                                      Accounting Officer)

                               INDEX TO EXHIBITS

Exhibit
Number
------

     4.1 Registrant's Amended and Restated Articles of Incorporation (incorporated herein by reference to Exhibit 3.1 of the Registrant's Registration Statement on Form S-1, File No. 333-85997, originally filed with the commission on August 27, 1999, as subsequently amended (the "Form S-1").

     4.2   Registrant's Restated Bylaws (incorporated by reference to Exhibit
           3.2 of the Form S-1).

     4.3 Registrant's specimen stock certificate (incorporated herein by reference to Exhibit 4.1 of the Form S-1).

     5.1   Opinion of Manatt, Phelps & Phillips, LLP.

     23.1  Consent of Manatt, Phelps & Phillips, LLP (included in Exhibit 5.1).

     23.2  Consent of PricewaterhouseCoopers LLP independent accountants.

     24.1  Power of Attorney (see page II-3).

     99.1 Registrant's 1998 Stock Option Plan (incorporated herein by reference to Exhibit 10.2 of the Form S-1).